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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-53906, 333-139692 and 333-113513) and on Form
S-8 (Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470, 333-35462,
333-31668, 333-89887, 333-89889, 333-91558, 333-83502, 333-116452, 333-126114,
333-139408 and 333-139255) of Akamai Technologies, Inc. of our report dated March 1, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 1, 2007